Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q4 and Full Year 2022 Earnings

Oklahoma City, January 26, 2023 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter and year ended December 31, 2022.  “We are pleased to announce record achievements for our full year and also the 4th quarter, as we reached new milestones in net income, PPE, and earnings per share.  Our continued success is due to our broad and deep team of talented commercial bankers, and their commitment to disciplined credit fundamentals and pricing.  We are blessed to be located in such a dynamic geographic area, and we are confident of our future as we maintain our focus on fundamentals and growing our company,” said Thomas L. Travis, President and CEO of the Company.

For the year ended December 31, 2022 compared to the year ended December 31, 2021:

-	Net income of $29.6 million compared to $23.2 million, an increase of 27.98%
-	Earnings per share of $3.22 compared to $2.55, an increase of 26.27%
-	Total assets of $1.6 billion compared to $1.4 billion, an increase of 17.30%
-	Total loans of $1.3 billion compared to $1.0 billion, an increase of 23.54%
-	PPE of $43.9 million compared to $35.1 million, an increase of 24.97%
-	Total interest income of $78.7 million compared to $56.3 million, an increase of 39.90%

Three months ended December 31, 2022 compared to three months ended September 30, 2022

-	Net income of $8.4 million compared to $8.0 million, an increase of 4.29%
-	Earnings per share of $0.91 compared to $0.87, an increase of 4.60%
-	PPE of $13.0 million compared to $12.8 million, an increase of 1.74%
-	Total interest income of $25.5 million compared to $21.7 million, an increase of 17.39%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On December 31, 2022, the Bank’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.18%, 11.26%, and 12.42%, respectively.  On December 31, 2022, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.19%, 11.25%, and 12.41%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Bank7 Corp.
Consolidated Balance Sheets

Assets	December 31, 2022 (unaudited)	December 31, 2021

Cash and due from banks	$109,115	$195,359
Federal funds sold	-	9,493
Cash and cash equivalents	109,115	204,852
Interest-bearing time deposits in other banks	5,474	3,237
Available-for-sale debt securities	173,165	84,808
Loans, net of allowance for loan losses of $14,734 and $10,316 at December 31, 2022 and December 31, 2021, respectively	1,255,722	1,018,085
Loans held for sale, at fair value	-	464
Premises and equipment, net	13,106	17,257
Nonmarketable equity securities	1,209	1,202
Core deposit intangibles	1,336	1,643
Goodwill	8,603	8,479
Interest receivable and other assets	16,439	10,522

Total assets	$1,584,169	$1,350,549

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$439,409	$366,705
Interest-bearing	989,891	850,766

Total deposits	1,429,300	1,217,471

Income taxes payable	1,054	-
Interest payable and other liabilities	9,715	5,670

Total liabilities	1,440,069	1,223,141

Shareholders’ equity

Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,131,973 and 9,071,417 at December 31, 2022 and December 31, 2021 respectively	91	91

Additional paid-in capital	95,263	94,024
Retained earnings	58,049	33,149
Accumulated other comprehensive income (loss)	(9,303)	144

Total shareholders’ equity	144,100	127,408

Total liabilities and shareholders’ equity	$1,584,169	$1,350,549

	Three months ended December 31,		Twelve months ended December 31,
	2022 (unaudited)	2021	2022 (unaudited)	2021
Interest Income
Loans, including fees	$23,806	$14,391	$74,403	$55,768
Interest-bearing time deposits in other banks	7	28	46	169
Debt securities, taxable	688	143	2,313	143
Debt securities, tax-exempt	87	31	360	31
Other interest and dividend income	874	63	1,627	178

Total interest income	25,462	14,656	78,749	56,289

Interest Expense
Deposits	5,081	677	9,322	3,053

Total interest expense	5,081	677	9,322	3,053

Net Interest Income	20,381	13,979	69,427	53,236

Provision for Loan Losses	1,625	850	4,468	4,175

Net Interest Income After Provision for Loan Losses	18,756	13,129	64,959	49,061

Noninterest Income
Secondary market income	91	182	486	435
Loss on sales and calls of available-for-sale debt securities	-	-	(127)	-
Service charges on deposit accounts	222	170	900	550
Other	419	405	1,680	1,265

Total noninterest income	732	757	2,939	2,250

Noninterest Expense
Salaries and employee benefits	4,892	3,298	17,040	11,983
Furniture and equipment	334	232	1,468	883
Occupancy	593	508	2,329	1,899
Data and item processing	600	380	2,068	1,237
Accounting, marketing and legal fees	203	353	984	800
Regulatory assessments	371	140	1,344	604
Advertsing and public relations	164	101	477	282
Travel, lodging and entertainment	147	100	363	409
Other	825	1,086	2,568	2,300

Total noninterest expense	8,129	6,198	28,641	20,397

Income Before Taxes	11,359	7,688	39,257	30,914
Income tax expense	2,973	2,002	9,619	7,755
Net Income	$8,386	$5,686	$29,638	$23,159

Earnings per common share - basic	$0.92	$0.64	$3.26	$2.56
Earnings per common share - diluted	0.91	0.63	3.22	2.55
Weighted average common shares outstanding - basic	9,118,728	9,070,967	9,101,523	9,056,117
Weighted average common shares outstanding - diluted	9,232,333	9,162,124	9,204,716	9,091,536

Other Comprehensive Income (Loss)

Unrealized losses on securities, net of tax benefit of $0 and $0 for the three months ended December 31, 2022 and 2021, respectively; $2.8 million and $0 for the twelve months ended December 31, 2022 and 2021, respectively	$1,146	$144	$(9,543)	$144

Reclassification adjustment for realized (gain)loss included in net income, net of tax of $0 and $0 for the three months ended December 31, 2022 and 2021, respectively; $31 and $0 for the twelve months ended December 30, 2022 and 2021, respectively	-	-	96	-
Other comprehensive loss	$1,146	$144	$(9,447)	$144
Comprehensive Income (Loss)	$9,532	$5,830	$20,191	$23,303

	Net Interest Margin
	For the Twelve Months Ended December 31,
	2022 (unaudited)			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$129,624	$1,673	1.29%	$126,136	$347	0.28%
Investment securities, taxable	145,915	2,313	1.59	4,663	143	3.07
Debt securities, tax exempt	21,635	360	1.66	1,852	31	1.67
Loans held for sale	586	-	-	318	-	-
Total loans(1)	1,143,380	74,403	6.51	905,804	55,768	6.16
Total interest-earning assets	1,441,140	78,749	5.46	1,038,773	56,289	5.42
Noninterest-earning assets	23,532			7,361
Total assets	$1,464,672			$1,046,134

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$724,617	7,842	1.08%	$430,268	1,396	0.32%
Time deposits	165,735	1,480	0.89	205,437	1,657	0.81
Total interest-bearing deposits	890,352	9,322	1.05	635,705	3,053	0.48
Total interest-bearing liabilities	890,352	9,322	1.05	635,705	3,053	0.48

Noninterest-bearing liabilities:
Noninterest-bearing deposits	432,901			288,446
Other noninterest-bearing liabilities	7,520			4,930
Total noninterest-bearing liabilities	440,421			293,376
Shareholders' equity	133,899			117,053
Total liabilities and shareholders' equity	$1,464,672			$1,046,134

Net interest income		$69,427			$53,236
Net interest spread			4.42%			4.94%
Net interest margin			4.82%			5.12%

(1)	Nonaccrual loans are included in total loans

	For the Three Months Ended December 31,
	2022 (unaudited)			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$101,427	$881	3.45%	$130,106	$91	0.23%
Debt securities, taxable-equivalent	154,869	688	1.76	14,992	143	3.78
Debt securities, tax exempt	20,247	87	1.70	7,349	31	16.67
Loans held for sale	291	-	-	1,090	-	-
Total loans(1)	1,262,864	23,806	7.48	959,243	14,391	5.95
Total interest-earning assets	1,539,698	25,462	6.56	1,112,780	14,656	5.23
Noninterest-earning assets	21,937			11,613
Total assets	$1,561,635			$1,124,393

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$798,073	4,491	2.23%	$490,739	373	0.30%
Time deposits	157,211	590	1.49	183,867	304	0.66
Total interest-bearing deposits	955,284	5,081	2.11	674,606	677	0.40
Total interest-bearing liabilities	$955,284	5,081	2.11	$674,606	677	0.40

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$457,753			$320,290
Other noninterest-bearing liabilities	8,683			5,181
Total noninterest-bearing liabilities	466,436			325,471
Shareholders' equity	139,915			124,316
Total liabilities and shareholders' equity	$1,561,635			$1,124,393

Net interest income		$20,381			$13,979
Net interest spread			4.46%			4.83%
Net interest margin			5.25%			4.98%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its results, which will be broadcast live over the Internet, on Thursday, January 26, 2023 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/ARZ9lenLgOm. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/ARZ9lenLgOm shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600